UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(AMENDMENT NO. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)
January 27, 2011 (January 17, 2011)
THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-12227 (Commission File Number)	72-1106167 (IRS Employer Identification No.)
4171 Essen Lane, Baton Rouge, Louisiana 70809
(Address of principal executive offices and zip code)
(225) 932-2500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Amendment No. 1 on Form 8-K/A (the “8-K Amendment”) amends the Current Report on Form 8-K (the “Initial 8-K”) filed with the Securities and Exchange Commission on January 20, 2011, by The Shaw Group Inc. (the “Company”), for the purpose of (i) correcting the Form 8-K Item number (by adding Item 5.02) under which the Company described the Second Amendment to The Shaw Group Inc. 2008 Omnibus Incentive Plan, which was approved by stockholders and (ii) correcting the number of broker non-votes for the election of the eight nominees to the Board of Directors of the Company. Except for these corrections and other non-substantive changes, this 8-K Amendment does not modify the Initial 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On January 17, 2011, at the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of The Shaw Group Inc. (the “Company”), upon recommendation of the Board of Directors of the Company (the “Board”), the shareholders approved the Second Amendment (the “Second Amendment”) to The Shaw Group Inc. 2008 Omnibus Incentive Plan (“the Plan”). The Second Amendment increased the total number of shares reserved for issuance under the Plan from 4.5 million to 6.25 million shares of common stock. The First Amendment to the Plan was adopted by the Compensation Committee of the Board on October 26, 2010 (the “First Amendment,” and together with the Second Amendment, the “Amendments”). The Amendments were filed as Exhibits 10.1 and 10.2 to the Initial 8-K and are incorporated herein by reference. The Plan was filed as Exhibit 10.8 to Registrant’s Quarterly Report on Form 10-Q for the period ended February 28, 2009, and is incorporated herein by reference. Descriptions of the Amendments and the Plan are qualified in their entirety by reference to the full text of the Amendments and the Plan.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     As of the record date for the Annual Meeting, December 14, 2010, there were 85,029,477 shares of common stock outstanding and entitled to vote, of which the holders of 67,820,065 shares of common stock were represented in person or by proxy at the Annual Meeting. The matters voted on by shareholders at Annual Meeting were: (1) the election of eight nominees to the Board of Directors, as set forth in the proxy statement that was filed with the Securities and Exchange Commission on December 17, 2010, on Schedule 14A; (2) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2011; and (3) the authorization of additional shares for award under Plan. The results of the votes at the Annual Meeting are set forth below.
     Proposal 1 — Election of Directors. Shareholders elected the following eight nominees to the Board of Directors to hold office until the 2012 annual meeting of shareholders or until his successor is elected and qualified.

Nominee	Votes For	Withheld	Broker Non-Votes
J.M. Bernhard, Jr.	54,217,561	8,124,497	5,478,007
James F. Barker	52,466,021	9,876,037	5,478,007
Thos. E. Capps	59,401,971	2,940,087	5,478,007
Daniel A. Hoffler	53,565,588	8,776,470	5,478,007
David W. Hoyle	57,784,125	4,557,933	5,478,007
Michael J. Mancuso	55,937,484	6,404,574	5,478,007
Albert D. McAlister	51,920,442	10,421,616	5,478,007
Stephen R. Tritch	59,295,081	3,046,977	5,478,007

     Proposal 2 — Ratification of the Appointment of KPMG LLP. Shareholders approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2011.

Votes For	Votes Against	Abstain	Broker Non-Votes
64,946,563	1,634,628	1,238,874	0
     Proposal 3 — Authorization of Additional Shares for Award Under The Shaw Group 2008 Omnibus Incentive Plan. Shareholders approved the Second Amendment.

Votes For	Votes Against	Abstain	Broker Non-Votes
43,219,413	19,010,403	42,076	5,548,173

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC. (Registrant)
Date: January 27, 2011	By:	/s/ John Donofrio
John Donofrio,
Executive Vice President, General Counsel and Corporate Secretary

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